                                                                    EXHIBIT 99.1

DATE:  October 23, 2003

FROM:                                          FOR:
Padilla Speer Beardsley Inc.                   DURA Automotive Systems, Inc.
1101 West River Parkway                        2791 Research Drive
Minneapolis, Minnesota 55415                   Rochester Hills, Michigan 48309

Marian Briggs (612) 455-1742                   David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS THIRD QUARTER 2003 RESULTS

         ROCHESTER HILLS, Mich., October 23 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $554.4 million for the third quarter ended September 30, 2003, compared to $561.5 million recorded in the prior-year period. Net income for the quarter was $5.2 million, or $0.28 per diluted share, compared to $4.0 million, or $0.23 per diluted share, in the prior-year quarter.

         Included in net income for the quarter are a pretax facility consolidation gain of $4.0 million and a gain of $0.3 million from discontinued operations. The facility consolidation gain includes the reversal of an $8.5 million facility consolidation charge that was originally established in the fourth quarter of 2002 to close a European facility. This reversal is partially offset by $4.5 million of additional facility consolidation charges relating principally to the previously announced closure and consolidation into other Dura operations of the Fulton, Ky., and Mt. Carroll, Ill., facilities. Although DURA was unable to close the European facility, it did incur significant severance costs during the third quarter. As a result, included in cost of sales is approximately $2.9 million of severance charges, reducing the facility's workforce to a level appropriate for the current level of operations.

         "The third quarter is always a challenging one in the automotive industry," said Larry Denton, president and chief executive officer of DURA Automotive. "As we expected, the industry remains somewhat soft. However, we are pleased that DURA continues to perform as planned. We already have begun to see benefits from our third-quarter acquisition of the Creation Group. Going forward, we will continue to relentlessly execute our strategy to enhance DURA's competitive position, in order to grow sales and earnings."

         Revenue for the quarter as compared to the prior year was positively impacted by approximately $30.0 million due to the strengthening of foreign currencies versus the U.S. dollar and an additional $27.3 million for the partial quarter effect of the Creation Group acquisition, which supplies the North American recreation and specialty vehicle markets. As anticipated, based on the company's previously disclosed forecast, revenue and operating income for the quarter were negatively affected by the weakening of automotive production volumes and the run-out of the company's conventional window




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DURA Automotive Systems, Inc.
October 23, 2003
Page 2


regulator business. Operating income totaled $27.7 million, a 27 percent decrease from $38.0 million in the third quarter of 2002. DURA's adjusted income from continuing operations for the quarter, which excludes the severance charges and facility consolidation charges, totaled $2.2 million, or $0.12 per diluted share, compared to the company's previously announced guidance of $0.10 per diluted share.

         A conference call to review the third-quarter results is scheduled today at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, October 30, 2003, by dialing (303) 590-3000, passcode 554527.


ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" (a non-GAAP financial measure). Adjusted income from continuing operations represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, net and loss on early extinguishment of debt, net. Management believes that adjusted income from continuing operations is useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii)



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DURA Automotive Systems, Inc.
October 23, 2003
Page 3



unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.









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DURA Automotive Systems, Inc.
October 23, 2003
Page 4



                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)




                                                           Three Months Ended            Nine Months Ended
                                                              September 30,                September 30,
                                                        --------------------------    --------------------------
                                                           2003           2002           2003           2002
                                                        -----------    -----------    -----------    -----------
Revenues                                                $   554,398    $   561,540    $ 1,753,633    $ 1,783,781
Cost of sales                                               493,300        487,252      1,537,848      1,536,571
                                                        -----------    -----------    -----------    -----------
  Gross profit                                               61,098         74,288        215,785        247,210

Selling, general and administrative expenses                 37,370         35,175        114,805        102,550
Facility consolidation and other charges                     (4,040)           917         (2,016)         2,780
Amortization expense                                             71            214            212            757
                                                        -----------    -----------    -----------    -----------
  Operating income                                           27,697         37,982        102,784        141,123

Interest expense, net                                        20,253         20,995         61,627         64,415
Loss on early extinguishment of debt                              -              -              -          5,520
                                                        -----------    -----------    -----------    -----------

  Income from continuing operations before
     provision for income taxes and minority interest         7,444         16,987         41,157         71,188

Provision for income taxes                                    1,871          3,712         13,994         23,013

Minority interest - dividends on trust preferred
  securities, net                                               725            622          2,051          1,865
                                                        -----------    -----------    -----------    -----------

  Income from continuing operations                           4,848         12,653         25,112         46,310

Gain (loss) from discontinued operations, net                   348         (8,701)            81        (39,124)
                                                        -----------    -----------    -----------    -----------

  Income before accounting change                             5,196          3,952         25,193          7,186

Cumulative effect of change in accounting, net                    -              -              -       (205,192)
                                                        -----------    -----------    -----------    -----------

  Net income (loss)                                     $     5,196    $     3,952    $    25,193    $  (198,006)
                                                        ===========    ===========    ===========    ===========

Basic earnings (loss) per share:
  Income (loss) from continuing operations              $      0.26    $      0.69    $      1.38    $      2.57
  Discontinued operations                                      0.02          (0.47)             -          (2.17)
  Cumulative effect of change in accounting                       -              -              -         (11.40)
                                                        -----------    -----------    -----------    -----------
    Net income (loss)                                   $      0.28    $      0.22    $      1.38    $    (11.00)
                                                        ===========    ===========    ===========    ===========
Basic shares outstanding                                     18,335         18,257         18,295         18,002
                                                        ===========    ===========    ===========    ===========

Diluted earnings (loss) per share:
  Income (loss) from continuing operations              $      0.26    $      0.67    $      1.36    $      2.43
  Discontinued operations                                      0.02          (0.44)             -          (1.97)
  Cumulative effect of change in accounting                       -              -              -         (10.37)
                                                        -----------    -----------    -----------    -----------
    Net income (loss)                                   $      0.28    $      0.23    $      1.36    $     (9.91)
                                                        ===========    ===========    ===========    ===========
Diluted shares outstanding                                   18,711         19,948         18,494         19,787
                                                        ===========    ===========    ===========    ===========

Capital expenditures                                    $    26,355    $    14,267    $    46,217    $    38,878
Depreciation                                            $    18,553    $    17,993    $    55,955    $    52,456




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DURA Automotive Systems, Inc.
October 23, 2003
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                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)



                                                 Three Months Ended     Nine Months Ended
                                                   September 30,           September 30,
                                                --------------------   --------------------
                                                 2003         2002       2003        2002
                                                --------    --------   --------    --------
Income from continuing operations               $  4,848    $ 12,653   $ 25,112    $ 46,310
Facility consolidation and other charges, net     (5,552)        550     (4,257)      1,668
Cost of sales - severance cost, net                2,884           -      2,884           -
Loss on early extinguishment of debt, net              -           -          -       3,422
                                                --------    --------   --------    --------
   Adjusted income from continuing operations   $  2,180    $ 13,203   $ 23,739    $ 51,400
                                                ========    ========   ========    ========


Basic earnings per share:
   Adjusted income from continuing operations   $   0.12    $   0.72   $   1.30    $   2.86
                                                ========    ========   ========    ========
Basic shares outstanding                          18,335      18,257     18,295      18,002
                                                ========    ========   ========    ========

Diluted earnings per share:
   Adjusted income from continuing operations   $   0.12    $   0.69   $   1.28    $   2.69
                                                ========    ========   ========    ========
Diluted shares outstanding                        18,711      19,948     18,494      19,787
                                                ========    ========   ========    ========






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DURA Automotive Systems, Inc.
October 23, 2003
Page 6


                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)




                                                                      September 30,         December 31,
                      Assets                                               2003                 2002
                      ------                                           -----------          -----------
                                                                       (unaudited)

Current assets:
  Cash and cash equivalents                                            $    77,355          $   143,237
  Accounts receivable, net                                                 334,622              245,615
  Inventories                                                              127,170              114,573
  Current portion of derivative instruments                                 15,070 (a)           15,825 (a)
  Other current assets                                                     102,574              103,875
  Current assets of discontinued operations                                      -               32,041
                                                                       -----------          -----------
    Total current assets                                                   656,791              655,166
                                                                       -----------          -----------

Property, plant and equipment, net                                         472,710              444,479
Goodwill, net                                                              835,418              774,983
Noncurrent portion of derivative instruments                                16,066 (a)           14,698 (a)
Deferred income taxes and other assets, net                                 44,068               47,607
                                                                       -----------          -----------
                                                                       $ 2,025,053          $ 1,936,933
                                                                       ===========          ===========
       Liabilities and Stockholders' Investment
       ----------------------------------------

Current liabilities:
  Accounts payable                                                     $   241,652          $   216,045
  Accrued liabilities                                                      206,614              193,973
  Current maturities of long-term debt                                       5,338                7,154
  Current liabilities of discontinued operations                                 -               25,931
                                                                       -----------          -----------
    Total current liabilities                                              453,604              443,103
                                                                       -----------          -----------

Long-term debt, net of current maturities                                  160,678              162,422
Senior notes                                                               350,000              350,000
Subordinated notes                                                         567,403              556,632
Senior notes - derivative instrument adjustment                             31,136 (a)           30,523 (a)
Other noncurrent liabilities                                               127,289              134,201

Mandatorily redeemable convertible trust
   preferred securities                                                     55,250               55,250

Stockholders' investment:
  Common stock - Class A                                                       167                  165
  Common stock - Class B                                                        17                   17
  Additional paid-in capital                                               348,067              347,065
  Treasury stock                                                            (2,452)              (1,974)
  Retained deficit                                                        (102,209)            (127,403)
  Accumulated other comprehensive income (loss)                             36,103              (13,068)
                                                                       -----------          -----------
    Total stockholders' investment                                         279,693              204,802
                                                                       -----------          -----------
                                                                       $ 2,025,053          $ 1,936,933
                                                                       ===========          ===========




(a) As required by SFAS 133, reflects fair value of interest rate swap contracts entered into in connection with the April 2002 Senior Notes offering.